UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 23, 2023
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 23, 2023, Hagerty, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to issue and sell to the Investors an aggregate of 8,483,561 shares of the Company’s newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $80.0 million, at a per-share purchase price of $9.43 (the “Series A Purchase Price” and the transaction, the “Private Placement”). The Private Placement closed on June 23, 2023 (the “Closing”), and the Company expects to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The summary of the Purchase Agreement provided in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Rights and Preferences of the Series A Preferred Stock

The description below provides a summary of certain material terms of the Series A Preferred Stock issued pursuant to the Purchase Agreement, as set forth in the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”), which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dividends. Dividends on the Series A Preferred Stock are cumulative and accrue from the date of issuance at the rate per annum of 7% of the Series A Purchase Price of each share, plus the amount of previously accrued dividends, compounded annually (the “Accruing Dividends”). The Company may elect to pay the Accruing Dividends either in cash or in additional shares of Series A Preferred Stock. Prior to the third anniversary of the Closing, the Series A Preferred Stock will participate on an as-converted basis in dividends declared and paid on the Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”).

Conversion. Any shares of Series A Preferred Stock may, at the option of the holder, be converted at any time into shares of Class A Common Stock. The conversion price for the Series A Preferred Stock is initially $11.79 and is subject to adjustment upon certain events, including a stock split, a reverse stock split, or a dividend of Class A Common Stock or Class V Common Stock of the Company, par value $0.0001 per share (the “Class V Common Stock” and together with the Class A Common Stock, the “Common Stock”) to the Company’s common stockholders (as adjusted, the “Conversion Price”). The Company may require such conversion (i) if the closing price per share of the Class A Common Stock, for at least twenty (20) of any thirty (30) consecutive trading days, exceeds: (a) on or after the third and prior to the seventh anniversary of the Closing, 150% of the Conversion Price; or (b) on or after the seventh and prior to the tenth anniversary of the Closing, 100% of the Conversion Price; and (ii) on or after the tenth anniversary of the Closing. The conversion rate in effect at any applicable time (the “Conversion Rate”) is the quotient obtained by dividing the Series A Purchase Price by the Conversion Price.

Voting. The Series A Preferred Stock votes together with the Class A Common Stock on an as-converted basis, and not as a separate class. The Investors have veto rights over (i) changes to the terms of the Certificate of Designations or the Company's certificate of incorporation or bylaws that adversely impact the Series A Preferred Stock and (ii) the issuance of equity securities senior to the Series A Preferred Stock or other securities convertible thereto.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will be paid the greater of (i) the Series A Purchase Price plus any Accruing Dividends accrued but unpaid thereon, and (ii) the amount that such share of Series A Preferred Stock would have received had it converted into Class A Common Stock immediately prior to such liquidation, dissolution or winding up of the Company (the “Liquidation Preference”). After payment of the Liquidation Preference, the holders of Series A Preferred Stock will no longer be convertible and will not participate in any distribution made to the holders of Common Stock.

Change of Control. Upon a merger, consolidation, sale or other change of control transaction as described in the Certificate of Designations (a “Change of Control”), either (i) the Company may elect to redeem the Series A Preferred Stock or (ii) each holder of Series A Preferred Stock, individually, may require the Company to redeem all or any portion of its Series A Preferred Stock. The redemption price per share to be paid by the Company would be the greater of: (a) the Series A Purchase Price plus any accrued but unpaid Accruing Dividends multiplied by (i) if prior to or on the third anniversary of the Closing, 120%; (ii) if after the third but prior to or on the fifth anniversary of the Closing, 110%; (iii) if after the fifth anniversary of the Closing, 100%; and (b) the amount such share of Series A Preferred Stock would have received had it converted into Class A Common Stock prior to the Change of Control. Any shares of Series A Preferred Stock that are not so redeemed will automatically convert into shares of Class A Common Stock and be paid in connection with the Change of Control.

Fundamental Transaction. In the event of any acquisition by the Company with a transaction value of at least $500.0 million or any equity or debt financing by the Company that raises at least $500.0 million, either (i) the Company may elect to redeem the Series A Preferred Stock, or (ii) each holder of Series A Preferred Stock, individually, may require the Company to redeem all or any portion of its Series A Preferred Stock. The redemption price per share to be paid by the Company would be the Series A Purchase Price plus any accrued but unpaid Accruing Dividends multiplied by: (a) if prior to or on the third anniversary of the Closing, 120%; (b) if after the third but prior to or on the fifth anniversary of the Closing, 110%; (c) if after the fifth but prior to or on the sixth anniversary of the Closing, 108%; (d) if after the sixth but prior to or on the seventh anniversary of the Closing, 106%; (e) if after the seventh but prior to or on the eighth anniversary of the Closing, 104%; (f) if after the eighth but prior to or on the ninth anniversary of the Closing, 102%; or (g) if after the ninth anniversary of the Closing, 100%.

Optional Term Redemption by the Company. Any time after the fifth anniversary of the Closing, the Company may redeem all or any portion of the then-outstanding shares of the Series A Preferred Stock for cash (a “Term Redemption”). The redemption price per share to be paid by the Company would be equal to the greater of: (i) the Series A Purchase Price plus any accrued but unpaid Accruing Dividends multiplied by: (a) if after the fifth but prior to the sixth anniversary of the Closing, 110%; (b) if on or after the sixth but prior to the seventh anniversary of the Closing, 108%; (c) if on or after the seventh but prior to the eighth anniversary of the Closing, 106%; (d) if on or after the eighth but prior to the ninth anniversary of the Closing, 104%; (e) if on or after the ninth but prior to tenth anniversary of the Closing, 102%; or (f) if on or after the tenth anniversary of the Closing, 100%; and (ii) the amount such share of Series A Preferred Stock would have received had it converted into Class A Common Stock prior to the Term Redemption.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”) pursuant to which, the Investors will be entitled to certain demand, shelf and piggyback registration rights with respect to the Series A Preferred Stock and shares of Class A Common Stock issuable upon conversion thereof. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Fifth Amended and Restated LLC Agreement

In connection with the Private Placement, the Fourth Amended and Restated Limited Liability Company Agreement of The Hagerty Group, LLC, a Delaware limited liability company (“OpCo”), was amended and restated in the form of a Fifth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), to, among other things, create a new series of preferred units within OpCo, which will all be held by the Company, to parallel the Series A Preferred Stock being purchased by the Investors. The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by the full text of the LLC Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Tax Receivable Agreement

In connection with the Private Placement, the existing tax receivable agreement of the Company, OpCo, Hagerty Holding Corp. and Markel Group Inc. (“Markel”) was amended to facilitate the issuance of the Series A Preferred Stock and payments made to its holders (the “Amended TRA”). The foregoing description of the Amended TRA does not purport to be complete and is qualified in its entirety by the full text of the Amended TRA, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Debt Financing Commitment

Hagerty Reinsurance Limited, a Bermuda exempted company licensed as a Class 3A reinsurance company pursuant to the Bermuda Insurance Act 1978 and wholly-owned subsidiary of the Company, has obtained a debt financing commitment from State Farm Mutual Automobile Insurance Company (“State Farm”) for an unsecured term loan credit facility in the aggregate principal amount of $25.0 million, on the terms and subject to the conditions set forth in a commitment letter, dated as of June 23, 2023 (the “Debt Commitment Letter”). The obligations of State Farm to provide debt financing under the Debt Commitment Letter are subject to approval from the Bermuda Monetary Authority and other customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter.

Additional Information

State Farm and Markel are both significant stockholders of the Company, each holding in excess of 5% of the Company's outstanding Class A Common Stock. McKeel Hagerty is the Company’s Chief Executive Officer and a member of the Company’s Board of Directors. Mr. Hagerty and Tammy Hagerty may be deemed to control Hagerty Holding Corp., which is the controlling stockholder of the Company. Each of State Farm and Markel have the right to nominate one director to the Company’s Board of Directors. Hagerty Holding Corp. has the right to nominate two directors to the Company’s Board of Directors.

Item 3.02     Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above related to the Private Placement is hereby incorporated by reference into this Item 3.02. The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. Each of the Investors represented to the Company that it is an accredited investor and acquired the Series A Preferred Stock for investment and not distribution, the Series A Preferred Stock are restricted securities that may not be transferred except in compliance with the Securities Act, and there was no general solicitation or general advertising in connection with the Private Placement.

Item 3.03     Material Modifications to Rights of Security Holders.

The disclosure set forth in Item 1.01 above related to the Private Placement and the rights and preferences of the Series A Preferred Stock is hereby incorporated by reference into this Item 3.03.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 1.01 above related to the Private Placement, the Certificate of Designations and the rights and preferences of the Series A Preferred Stock is hereby incorporated by reference into this Item 5.03.

Item 7.01     Regulation FD Disclosure.

On June 23, 2023, the Company issued a press release announcing the Private Placement and has posted an Investor Presentation to its Investor Relations website giving further information regarding the Private Placement. Copies of the press release and presentation are furnished herewith as Exhibits 99.1 and 99.2 respectively and incorporated by reference into this Item 7.01.

The foregoing (including the information presented in Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1 that is provided solely in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, dated June 23, 2023.
10.1*
Securities Purchase Agreement, dated as of June 23, 2023, by and among the Company, State Farm Mutual Automobile Insurance Company, Markel Group Inc., McKeel O Hagerty Revocable Trust dated September 18, 2003, and First Restated Tammy J. Hagerty Revocable Trust dated September 2, 2004.

10.2
Registration Rights Agreement, dated as of June 23, 2023, by and among the Company, State Farm Mutual Automobile Insurance Company, Markel Group Inc., McKeel O Hagerty Revocable Trust dated September 18, 2003, and First Restated Tammy J. Hagerty Revocable Trust dated September 2, 2004.

10.3	Fifth Amended and Restated Limited Liability Company Agreement of The Hagerty Group, LLC, dated as of June 23, 2023.
10.4	Amendment No. 1 to Tax Receivable Agreement, dated as of June 23, 2023, by and among the Company, The Hagerty Group, LLC, Hagerty Holding Corp. and Markel Group Inc.
99.1	Press Release, dated June 23, 2023.
99.2	Investor Presentation, dated June 23, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*Certain schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Barbara E. Matthews
Date: June 23, 2023	Barbara E. Matthews
SVP, General Counsel and Corporate Secretary